Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Financial Statements - Incorporation by Reference” in the Statement of Additional Information, and to the incorporation by reference of our report dated December 30, 2015, for Stone Ridge Trust for the year ended October 31, 2015 in the Registration Statement (Form N-14) of Stone Ridge Trust, filed with the Securities and Exchange Commission under the Securities Act of 1933.

/s/Ernst & Young LLP

New York, New York

September 26, 2016